EXHIBIT 23.1
CONSENT OF CHERRY, BEKAERT & HOLLAND, L.L.P.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our report dated December 16, 2005, with respect to the financial statements of the Rock-Tenn Company 1993 Employee Stock Purchase Plan as of and for the year ended September 30, 2005, included in this Annual Report (Form 11-K) in each of the following:
(i) the Registration Statement (Form S-8 No. 333-77237) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the Rock-Tenn Company 1989 Stock Option Plan and the Rock-Tenn Company 1987 Stock Option Plan;
(ii) the Registration Statement (Form S-8 No. 33-83304) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the Rock-Tenn Company Incentive Stock Option Plan, and the Rock-Tenn Company 1987 Stock Option Plan; and
(iii) the Registration Statement (Form S-8 No. 333-113212) pertaining to the Rock-Tenn Company 1993 Employee Stock Purchase Plan.
Cherry, Bekaert & Holland, L.L.P.
Atlanta, Georgia
December 20, 2005